Exhibit 99.1

Waitr Holdings Reports Record Fourth Quarter and Full Year 2018 Financial Results

Provides Outlook for Full Year 2019

LAKE CHARLES, LA, March 7, 2019 —Waitr Holdings Inc. (Nasdaq: WTRH) (“Waitr”), a fast-growing restaurant platform for online ordering and on-demand food delivery, today reported financial results for its fourth quarter and full year ended December 31, 2018.

"We experienced a year of remarkable growth and operational development in 2018,” said Chris Meaux, founder and Chief Executive Officer of Waitr. “We successfully became a public company through our business combination with Landcadia, secured $85 million in private capital from a valued partner, organically expanded our footprint and most recently completed the acquisition of Bite Squad, an online food ordering and delivery service based in Minnesota. In addition, we added valuable leadership experience to our team, expanded our technology platform into new underserved markets throughout the United States and increased our depth of penetration in our existing markets.”

Fourth Quarter 2018 Financial Highlights Compared to Fourth Quarter 2017

•	Revenue for the fourth quarter of 2018 increased 148% to $21.3 million compared to $8.6 million in the fourth quarter of 2017.
•	Gross Food Sales[1] for the fourth quarter of 2018 increased 113% to $83.4 million compared to $39.2 million in the fourth quarter of 2017.
•	Net loss for the fourth quarter of 2018 was $17.0 million, or $0.52 per diluted share, compared to a loss of $15.5 million, or $1.55 per diluted share, in the fourth quarter of 2017.
•	Adjusted EBITDA[2] for the fourth quarter of 2018 was $(6.4) million compared to $(3.9) million in the fourth quarter of 2017.

Full Year 2018 Financial Highlights Compared to Full Year 2017

•	Revenue for 2018 increased 202% to $69.3 million compared to $22.9 million in 2017.
•	Gross Food Sales[1] for 2018 increased 130% to $278.8 million compared to $121.1 million in 2017.
•	Net loss for 2018 was $34.3 million, or $2.18 per diluted share, compared to a loss of $26.9 million, or $2.69 per diluted share, in 2017.
•	Adjusted EBITDA[2] for 2018 was $(13.2) million compared to $(13.4) million in 2017.

Recent Developments

On January 17, 2019, the Company completed the acquisition of Bite Squad, an online restaurant food delivery service, which operates a three-sided marketplace consistent with Waitr’s business model. This acquisition expanded Waitr’s scale and footprint across the United States to more than 600 cities. The aggregate consideration for the Bite Squad Merger consisted of $192.9 million payable in cash (subject to adjustments) and 10,591,968 shares of the Company’s common stock.

Fourth quarter and full year 2018 financial highlights for Bite Squad are as follows:

•	Revenue for the three months and year ended December 31, 2018 totaled $24.8 million and $83.4 million, respectively.
•	Gross Food Sales[1] for the three months and year ended December 31, 2018 totaled $74.1 million and $255.0 million, respectively.

On February 25, 2019, the Company completed the exchange of 24,769,192 public warrants (or 99.1% of the total number of public warrants) for an aggregate of 4,458,438 shares of common stock, and the Company expects to

[1]	Gross Food Sales represents food and beverage receipts, plus taxes, prepaid gratuities and diner fees.
[2]

Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of GAAP net loss to Adjusted EBITDA is included in the accompanying financial data. See also “Non-GAAP Financial Measure,” included herein.

exchange the remaining 230,808 public warrants on March 12, 2019 for an aggregate of 37,391 shares of common stock. The elimination of the public warrants simplified Waitr’s capital structure and reduced the potential dilutive impact of the public warrants.

Full Year 2019 Outlook

Based on information available as of March 7, 2019, the Company expects to achieve pro forma revenue of approximately $250 million for 2019 for the combined company. The results of operations for Bite Squad will be included in the Company’s consolidated financial statements beginning on the acquisition date, January 17, 2019.

Fourth Quarter and Full Year 2018 Earnings Conference Call

The Company will host a conference call to discuss fourth quarter and full year 2018 financial results today at 5:00 p.m. EST. The conference call will be webcast live from the Company’s investor relations website at http://investors.waitrapp.com/. The call can also be accessed live over the phone by dialing (877) 705-6003, or for international callers (201) 493-6725. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 13687673. The replay will be available until Thursday, March 14, 2019.

About Waitr Holdings Inc.

Founded in 2013 and based in Lake Charles, Louisiana, Waitr is a leader in on-demand food ordering and delivery. Its platforms connect local restaurants to hungry diners in underserved markets in America’s heartland, providing a convenient way for diners to discover, order and receive great food from a wide variety of local restaurants and national chains. As of December 31, 2018, Waitr operated in small and medium sized markets in the Southeastern United States, spanning more than 250 cities. On January 17, 2019, Waitr acquired Bite Squad, expanding its scale and footprint across the United States to more than 600 cities.

Non-GAAP Financial Measure

Adjusted EBITDA is a financial measure that is not calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

We define Adjusted EBITDA as net loss adjusted to exclude interest expense, income taxes, depreciation and amortization, acquisition and restructuring costs, stock-based compensation expense, impairments of intangible assets and gains and losses associated with derivatives and debt extinguishments and when applicable, other expenses that do not reflect our core operations. We use this non-GAAP financial measure as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions and restructuring, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Non-GAAP Financial Measure/Adjusted EBITDA” below for a reconciliation of net loss to Adjusted EBITDA for the fourth quarters and full years ended December 31, 2018 and 2017.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements,” as defined by the federal securities laws, including statements regarding the future performance of the Company. Forward-looking statements reflect Waitr’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in Waitr’s Registration Statement on Form S-4, filed with the SEC on January 25, 2019, as such factors may be updated from time to time in Waitr’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Additional information will be set forth in our Annual Report on Form 10-K that will be filed for the year ended December 31, 2018, which should be read in conjunction with these financial results. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Waitr’s filings with the SEC. While forward-looking statements reflect Waitr’s good faith beliefs, they are not guarantees of future performance. Waitr disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Waitr (or to third parties making the forward-looking statements).

Contacts:

Investors

WaitrIR@icrinc.com

or

Media

WaitrPR@icrinc.com

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Twelve Months Ended December 31,		Three Months Ended December 31,
	2018	2017	2018	2017
REVENUE	$69,273	$22,911	$21,273	$8,578
COSTS AND EXPENSES:
Operations and support (1)	51,428	20,970	16,372	7,186
Sales and marketing (1)	15,695	5,661	6,579	1,864
Research and development	3,913	1,586	1,925	444
General and administrative (1)	31,148	9,437	13,481	3,622
Depreciation and amortization	1,223	723	321	193
Impairment of intangible assets	—	584	—	8
Loss on disposal of assets	9	33	1	—
TOTAL COSTS AND EXPENSES	103,416	38,994	38,679	13,317
LOSS FROM OPERATIONS	(34,143)	(16,083)	(17,406)	(4,739)
OTHER EXPENSES (INCOME) AND LOSSES (GAINS), NET
Interest expense, net	1,416	281	515	215
(Gain) loss on derivatives	(337)	52	(1)	56
(Gain) loss on debt extinguishment	(486)	10,537	(486)	10,537
Other expenses (income)	2	(52)	1	(19)
NET LOSS BEFORE INCOME TAX EXPENSE (BENEFIT)	(34,738)	(26,901)	(17,435)	(15,528)
Income tax expense (benefit)	(427)	6	(465)	1
NET LOSS	$(34,311)	$(26,907)	$(16,970)	$(15,529)
LOSS PER SHARE:
Basic and diluted	$(2.18)	$(2.69)	$(0.52)	$(1.55)
Weighted average common shares outstanding – basic and diluted	15,745,065	9,995,031	32,600,466	10,049,889
(1)

Certain prior period amounts have been reclassified to conform to the current period’s presentation. The Company has revised the classification of certain employee-related wages and payroll taxes associated with such wages to better align the statement of operations line items with departmental responsibilities and management of operations.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	As of December 31,
	2018	2017
ASSETS
CURRENT ASSETS:
Cash	$209,340	$3,947
Accounts receivable, net of allowance for doubtful accounts	3,687	2,124
Capitalized contract costs, current	1,869	947
Prepaid expenses and other current assets	4,548	363
TOTAL CURRENT ASSETS	219,444	7,381
Property and equipment, net	4,551	1,874
Capitalized contract costs, noncurrent	827	477
Goodwill	1,408	1,408
Intangible assets, net	261	243
Other noncurrent assets	61	24
TOTAL ASSETS	$226,552	$11,407
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
LIABILITIES
CURRENT LIABILITIES:
Accounts payable	$1,827	$247
Gratuities payable	790	372
Accrued payroll	2,265	578
Short-term loan	658	—
Deferred revenue, current	3,314	1,630
Income tax payable	25	6
Accrued interest	—	156
Other current liabilities	4,716	177
TOTAL CURRENT LIABILITIES	13,595	3,166
Long-term debt	80,985	7,484
Bifurcated embedded derivatives on convertible notes	—	250
Accrued workers’ compensation liability	908	1,250
Deferred revenue, noncurrent	1,356	728
Other noncurrent liabilities	217	39
TOTAL LIABILITIES	97,061	12,917
STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, $0.0001 par value	5	—
Additional paid in capital	200,417	35,110
Accumulated deficit	(70,931)	(36,620)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	129,491	(1,510)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$226,552	$11,407

NON-GAAP FINANCIAL MEASURE

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Twelve Months Ended December 31,		Three Months Ended December 31,
	2018	2017	2018	2017
NET LOSS	$(34,311)	$(26,907)	$(16,970)	$(15,529)
Interest expense	1,823	281	922	215
Income taxes	(427)	6	(465)	1
Depreciation and amortization	1,223	723	321	193
Stock-based compensation	13,060	1,319	9,489	637
(Gain) loss on derivatives	(337)	52	(1)	56
Impairment of intangible assets	—	584	—	8
(Gain) loss on early debt extinguishment	(486)	10,537	(486)	10,537
Business combination related expenditures	6,245	—	772	—
ADJUSTED EBITDA	$(13,210)	$(13,405)	$(6,418)	$(3,882)